LEASE AGREEMENT

THIS AGREEMENT, made this 10th day of November,
1994,  by  and  between  MIFFLIN  COUNTY  INDUSTRIAL   DEVELOPMENT   CORPORATION
("LANDLORD"), a non-profit corporation created under the laws of the Commonwealth of Pennsylvania, with an address at One Belle Avenue, Lewistown, Pennsylvania 17044, and C-COR Electronics, Inc. ("Tenant"), a Pennsylvania corporation, with its principal offices at 60 Decibel Road, State College, Pennsylvania, 16801.

WITNESSETH:

THAT, LANDLORD hereby demises and leases to TENANT, and TENANT hereby rents from LANDLORD, the leased property (as hereinafter defined), and under and subject to the terms and conditions of this Lease.
I.       Leased Property.
1.01.  Description.  The "leased property" is all that certain premises which is
(a) described on the Plan (the "Plan") attached hereto as Exhibit "A-1"; (b) is all of the premises described as set forth on Exhibit "A-2"; (c) is situated in Armagh Township, Mifflin County, Pennsylvania; and (d) contains approximately 19 acres, together with all buildings, structures and other improvements now or hereafter to be erected (in accordance with the terms and conditions of this Lease) on the said premises. 1.02. Title. The leased property is leased subject only to, (a) any mortgage or other encumbrance consented to by Tenant, in writing for the improvement of the property for use of Tenant which may now or hereafter affect the leased property, (b) any statements of facts which the survey, attached hereto as Exhibit "A-l" or physical inspection might show, on the date of the survey, (c) all zoning, subdivision and other regulations, restrictions, rules, laws and ordinances now in effect or hereafter adopted by a governmental authority having jurisdiction over the leased property, including, but not limited to, environmental laws and regulations (d) all building restrictions, utility easements, roads and ways which are shown on

Exhibit "A-1".
Notwithstanding the above statements, the following shall apply:

1. Peaceable Possession. The LANDLORD and the TENANT each represents to the other that it has the right and power to execute and perform this Lease, and LANDLORD warrants that as long as the TENANT fulfills all of the terms and conditions of this Lease, it will have quiet and peaceable possession of the premises during the term of this Lease.

2. Quiet Enjoyment. The LANDLORD will cause to be executed and delivered to the TENANT an agreement, in recordable form, by present and future mortgagees of the fee interest in the property providing, in substance, that so long as such TENANT shall comply with all the terms, conditions and provisions of this Lease, the mortgagees, in the event of the exercise of any of their rights or remedies under their mortgage, shall not deprive the TENANT of possession of the property or join the TENANT as defendant party in any action or proceeding to foreclose the mortgage or to obtain possession of the property for any reason, other than a breach by the TENANT of the covenants of this Lease, which would entitle the LANDLORD hereunder to dispossess the TENANT. Such agreement will provide, inter alia, for protection of all of TENANT's rights under this Lease (including the Option to Purchase set forth in paragraph 2.04, infra).

3.Assignment. TENANT agrees that LANDLORD shall have the right to assign this lease or any rights hereunder and LANDLORD and TENANT shall not be relieved from any obligations under this Lease by reason of any such assignment.

4.Zoning. The LANDLORD represents that the condition of zoning of the site is to the best of its knowledge, information and belief as stated in the transmittal from the Armagh Township Board of Supervisors, attached hereto and labeled Exhibit "B".

5. Prior Condition. The "as built" plans for the factory building and appurtenances on the leased property - as the building was acquired by LANDLORD for the use of TENANT - were approved by the Pennsylvania Department of Labor and Industry as noted thereon. The plans for renovations requested by TENANT have been, or will be, submitted for approval by the PA Department of Commerce. All such plans are or will be available for inspection by TENANT during business hours at LANDLORD's principal office. At its expense TENANT may have copies of all such plans.

6. Hazardous Materials. LANDLORD has no independent knowledge that hazardous waste, as defined in the Solid Waste Management Act, Act. No. 1980-97 or otherwise, is presently being disposed or has ever been disposed by the LANDLORD or to the LANDLORD's actual knowledge in or upon the aforementioned premises. LANDLORD's representation is based solely upon the environmental assessment to be made by R.E. Wright Associates, Inc. at request of TENANT and lenders.

1.03. Condition. TENANT acknowledges that it has inspected the leased property, and that the leased property is acceptable to it in its present condition, subject to substantial completion of the improvements thereto contemplated in this Lease and in the Contract for construction to be entered into by LANDLORD, TENANT and a contractor.

1.04. Financing of Improvements. The commencement of this Lease and the construction contemplated prior to commencement are conditioned upon financing for the construction being obtained by LANDLORD or TENANT, which financing must be acceptable to LANDLORD and TENANT and approved by LANDLORD's present Mortgagees. If, during the construction period or during the term of the Lease, TENANT desires to refinance all or part of the loans obtained, LANDLORD shall reasonably cooperate with TENANT to the extent that neither the terms of this Lease nor LANDLORD's rental income are modified and that LANDLORD and its Mortgagees' security under the Lease and under the various loan agreements is not diminished.

II.      Term.
2.01. Commencement Date. The term shall commence on such date as LANDLORD acquires the subject premises, which date shall hereinafter be referred to as the "commencement date". Promptly after the commencement date, LANDLORD and TENANT shall execute an Acknowledgment of Commencement Date in the form attached hereto as Exhibit C.

2.02. Lease Term. The term of this Lease shall begin on the commencement date and shall end on the later of the last day of the month in which the fifteenth
(15th) anniversary of the commencement date occurs, or the month in which all of LANDLORD's obligations incurred for benefit of TENANT are satisfied.

2.03.Termination   of  Lease.   Unless  this  Lease  is  terminated  sooner,  as
hereinafter provided, this Lease shall terminate at the end of the term without any notice by Landlord.

2.04.Option to Purchase. At any time during the term of this Lease TENANT may elect to purchase the leased property. TENANT may exercise this option at termination or upon default.

The option price is to be determined as follows:
(a) For the purchase of the premises and improvements contemplated, TENANT shall pay all transfer taxes, recording fees, documentary taxes, attorneys fees and all other expenses incident to the transfer, plus satisfaction in full of the outstanding balance of the loan for the acquisition and improvements contemplated by Section 5.03 of this Lease together with accrued interest and charges thereon and any and all other taxes, assessments, charges, impositions or costs accrued but not then paid and contemplated by this Lease. TENANT may, if permitted by the appropriate creditors, assume the obligations described herein provided that LANDLORD is released from the obligations thus assumed. TENANT shall exercise its option to purchase, if at all, by notice to LANDLORD in accordance with Section 14.01. Such notice shall set forth the closing date, which date shall be not less than thirty (30) nor more than sixty (60) days after the date of the notice. The closing shall occur at the offices of LANDLORD in Lewistown, Pennsylvania. At the closing, LANDLORD shall deliver to TENANT a Deed of Special Warranty, in recordable form, conveying the leased property to TENANT, subject only to the exceptions set forth on Exhibit "A-111 and "A-211 or subsequently created by or with the agreement of TENANT, and the mortgages contemplated in this Lease. LANDLORD agrees to maintain the title to the leased property in such condition during the term of this Lease. At the closing of title, TENANT shall pay the option price to LANDLORD by good bank check or certified check drawn to the order of LANDLORD or as LANDLORD shall otherwise direct.

III.  Rent.
3.01. Minimum Rent. The minimum rent (the "minimum rent") for each year ("lease year") of the term of this Lease shall be as follows: (a) the actual sum of monthly payments of principal and interest required by the financing of the improvements contemplated in Section 5.03 of this Lease. The minimum rent shall be payable by TENANT in monthly installments each on or before the first day of each month, one month in advance of the month for which payment is due, or such greater number of months as may be required by the Lender or Lenders of the financing contemplated by Section 5.03 of this Lease. If the commencement date is the first day of a month, a lease year shall begin on the commencement date and on each anniversary thereof; otherwise, a lease year shall begin on the first day of the month next following the commencement date and on each anniversary of the said day, and TENANT shall pay rent in advance for the fractional month on a per them basis.

3.02. Additional Rent. In addition to the minimum rent stated above, TENANT shall pay as additional rent ("additional rent"), within thirty (30) days after LANDLORD gives to TENANT notice of the amount of such additional rent (including invoices or other reasonable evidence thereof), the following:

1. All damages and costs, including reasonable attorneys' fees and expenses which LANDLORD may suffer or incur and all amounts which may become due from TENANT to LANDLORD by reason of any default (as hereinafter defined) by TENANT under this Lease (provided, however, that TENANT has the right to mitigate or to avoid such damages by, curing the default);

2.All damages to the leased property caused by any improper act or neglect of TENANT (provided, however, that TENANT has the right to mitigate or to avoid such damages by curing or repairing);

3. All taxes, assessments and insurance premiums (as hereinafter defined), water rent, sewer rent, fuel and heating costs, gas charges and/or electricity charges which TENANT hereinafter agrees to pay but which are paid by LANDLORD after default and upon such notice to TENANT as may be reasonable under the circumstances, with an opportunity for TENANT to cure such default if the circumstances permit; and

4.All costs  associated  with  TENANT's  occupancy  and use of the premises (not otherwise provided), including but not limited to administrative and professional fees, additional insurance costs to LANDLORD, incremental additional overhead;

5. Interest on each of the aforesaid items at the rate of the highest interest rate then being charged to LANDLORD on any portion of the funds borrowed by LANDLORD for TENANT for the purpose of construction of this Lease, plus two (2%) percent per annum from the date such item becomes due (i.e., the 31st day after notice).

3.03. Payment of Rent. All minimum rent and additional rent (individually and collectively, the "rent") payable by TENANT to LANDLORD hereunder shall be paid in lawful money of the United States of America at LANDLORD's address stated above or at such other place or to such other person as LANDLORD, from time to time, may designate by written notice to TENANT. The rent shall be paid without notice or demand and without setoff, counterclaim, recoupment, abatement, suspension, or deduction, except as otherwise hereafter expressly provided (in paragraph 6.07 or elsewhere).

IV.      Use and Occupancy.
4.01. Possession. TENANT shall have the same right as LANDLORD has to enter upon the leased property from the date of the signing of this Lease for the purpose of testing, of assisting in completion of the improvements, conducting necessary engineering work and installation of machinery.

4.02. Use. TENANT shall use the leased property solely for the purpose of maintaining offices and the manufacturing of products relating to the TENANT's business and for no other purpose whatsoever, without the consent of LANDLORD, which consent shall not unreasonably be withheld. LANDLORD does not represent or warrant that the said use will be permitted by applicable statutes, laws, ordinances, rules, regulations and orders of municipal, state, federal bodies or other governmental regulations, and TENANT shall not conduct or permit any unlawful occupation, business or trade to be conducted on the leased property or any use to be made thereof contrary to any governmental regulation. TENANT shall not use, occupy or permit the leased property to be used or occupied, nor do or permit to be done anything in, or on, the leased property which in any way (a) violates any governmental regulations, certificate of occupancy, or private restrictions affecting the leased property; (b) makes void, voidable or suspendable any insurance on the leased property or prevent the obtaining of insurance which TENANT is required to furnish hereunder; (c) cause structural damage to the leased property or any part thereof (except only that improvements to the leased property to adapt it to TENANT's use shall not be considered to be "damages" for the purpose of this clause); (d) constitute a public or private nuisance; or (e) cause waste to the leased premises.

4.03. Landlord's Right of Inspection. At any reasonable time, (upon reasonable notice to TENANT and with a representative of TENANT), and at any time whatever in the event of an emergency,, LANDLORD retains the right by its duly authorized agents to enter, go upon, and inspect the leased property and every part thereof for the purpose of ascertaining whether TENANT is in default hereunder or showing the leased property to prospective purchasers or lessees or for any other purpose whatever permitted under the terms of this Lease, and/or, at its option, (if TENANT fails so to do, upon ten (10) days notice to TENANT [except in bona fide emergencies]) to make repairs or alterations and additions required by law to the leased property; provided, however, and the foregoing notwithstanding, LANDLORD shall not unreasonably interfere with TENANT's use and possession of the leased property and shall take all reasonable precautions to minimize such interference.

V.       Improvements and Maintenance.
5.01. Alterations. TENANT may not, without the prior written consent of LANDLORD (which consent shall not unreasonably be withheld), make any alterations, improvements or additions to the leased property, or any substitutions or replacements for any improvements on the leased property, or construct any additional improvements. (To the extent that LANDLORD is not reasonably restricted or prohibited from undertaking to cooperate in additional mortgage financing for additions and improvements to the premises, LANDLORD shall cooperate with TENANT in effecting such financing.) Nevertheless, TENANT may without LANDLORD's consent - make interior, non-structural alterations, provided that (a) the market value of the leased property shall not be lessened by such alterations and its usefulness shall not be impaired; (b) the alterations shall be performed in a good and workmanlike manner; (c) the alterations shall be expeditiously completed in compliance with all governmental regulations; (d) all work performed in connection with such alterations shall comply with the requirements of all insurance policies on the leased property and with the orders, rules and regulations of the board of fire underwriters having jurisdiction or any other body exercising similar functions; (e) TENANT shall promptly pay all costs and expenses of such alterations, shall obtain, in advance of the commencement of such work, waivers of all mechanics' and material men's liens, and shall promptly discharge all liens filed against the leased property by reason of such work; (f) TENANT shall procure and pay for any and all permits and licenses required in connection with such alterations, if required by any governmental or quasi-governmental body; (g) the alterations shall be made under the supervision of a qualified architect or engineer; and
(h) the alterations shall conform to all regulations and requirements of mortgagees of the leased property and/or providers of grants or loans for the improvement thereof. Prior to the commencement of any alterations to the leased property, TENANT shall deliver to LANDLORD a brief description of the work, an original waiver or waivers of mechanics' liens and a copy of any building permit or permits required by governmental regulations (which permit or permits LANDLORD shall reasonably cooperate with TENANT -- and at TENANT's sole expense thereof -- to obtain). All alterations and improvements shall be the property of LANDLORD and may not be removed by TENANT at the expiration or earlier termination of this Lease. All equipment installed by TENANT whether or not "fixed" to the premises and including but not limited to furniture, furnishings, (and not a part of improvements made by LANDLORD under Section 5.03, whether affixed to the leased property or not), shall be the sole property of TENANT. TENANT shall remove same before the termination of the Lease at TENANT's sole expense and TENANT shall pay LANDLORD for any and all damages resulting from the installation, location, removal or failure to remove said equipment.

5.02. Maintenance. TENANT will, at its expense, (a) keep and maintain the leased property, all immediately adjoining sidewalks and curbs of such sidewalks of the leased property, and any altered, rebuilt, additional or substituted buildings, structures, accessories and appurtenances thereto in good repair and appearance,, except for ordinary wear and tear only; (b) make all interior and exterior, structural and non-structural repairs, substitutions, and replacements of every kind and nature which may be required to be made upon or in connection with the leased property or any part thereof, in order to keep the leased property in good repair and appearance; (c) do or cause others to do all shoring of the leased property or of adjacent property and every other act necessary or appropriate for the safety thereof by reason of any excavation or other building operation on the leased property or any adjoining property (but this shall in no way bar TENANT from seeking or enforcing remedies against any part (other than LANDLORD] responsible therefor); (d) keep the leased property reasonably clean and free from all industrial waste, trash, garbage, ashes, dirt and other refuse matter; (e) replace all broken glass; (f) keep all waste, sewer, and drain pipes on the leased property open; (g) use every reasonable precaution against fire;
(h) provide for the security and protection of the leased property against vandalism, malicious mischief, burglary and other crimes and misdemeanors; (i) maintain the premises in safe condition; (j) maintain all lighting upon the premises; (k) make provision for and maintain any necessary fire or other hazard sprinkler system;

(1) store and label hazardous materials in accordance with applicable laws and regulations; and (m) do any and all acts necessary to preserve and maintain the leased premises in good order and repair.

5.03. Improvements. LANDLORD agrees to provide improvements to the leased property in an amount not to exceed Six Hundred Twenty Five Thousand and no/100 ($625,000) Dollars to cover the costs of construction of certain improvements in accordance with Exhibit I'D" attached hereto and made part hereof, which improvements are hereby acknowledged to be part of the leased property, and full title thereto shall remain with or revert to LANDLORD at the expiration or earlier termination of this Lease (subject to TENANT's option to purchase under
Section 2.05 of this Lease). LANDLORD hereby agrees to assign to TENANT as its interests may appear any and all warranties, guarantees and service agreements pertaining to the leased property and the improvements located thereon as provided for in the Construction Contract in Exhibit D. The foregoing obligations of LANDLORD are conditioned upon securing the necessary financing at such rates and upon such conditions as are mutually acceptable to LANDLORD and TENANT, as provided in Section 1.04, supra.

VI.      Insurance and Casualties.
6.01 Kinds of insurance. TENANT shall maintain, at its expense during the term, insurance on the leased property of the following character:

1. Insurance against loss or damage by fire, lightning, and other risks included in the "special extended coverage" endorsement of the standard fire insurance policy or "all risk" coverage of various other policies, in amounts sufficient to prevent LANDLORD and TENANT from becoming coinsurers of any loss under the applicable policies, but not less than the full replacement value of the improvements to the leased property. It shall be the responsibility of the TENANT to ascertain and maintain the proper amount of insurance and to provide LANDLORD with proper evidence thereof.

2. General public liability insurance against claims for personal injury, death or property damage occurring in, on, or about the leased property and the streets adjoining the leased property with combined single limits of not less than Two Million ($2,000,000) Dollars.

3. Workers' Compensation insurance covering all persons employed in connection with any work done on or about the leased property, and required by law to be covered by such insurance, with respect to which claims for death or bodily injury could be asserted against LANDLORD, TENANT or the leased property, and TENANT shall require any contractors or employers with whom TENANT engages or consents to do work on or about the leased property or common areas to carry such insurance.

4. Broad form boiler and machinery insurance on all equipment and parts thereof attached or connected to the leased property according to a schedule acceptable to LANDLORD in the amount of Two Million ($2,000,000) Dollars (or such additional amount as LANDLORD 'may reasonably require to insure the land, the building, the improvements and the equipment therein) for damage to property resulting from such perils; and

5. Rental value insurance in the amount of two (2) year's rent, during the term of this Lease payable to LANDLORD and TENANT as their interests appear.

6. Any and all such other insurance, in such amounts and of such kind, as LANDLORD or the holder of any mortgage or other encumbrance, on the leased property may reasonably require. (Under this subsection 6.01.6 reasonableness shall be determined by reference to the terms and provisions of this Lease; to the terms and conditions of financing anticipated by this Lease; to the nature of the interests to be protected; and to insurance carried or required on similar properties in Mifflin County.)

6.02. Insurance Requirements. The insurance required in Section 6.01 hereof shall be issued by companies of recognized financial standing, which are rated "All or better in the A.M. Best Insurance Company Rating Guide, and which are authorized to conduct an insurance business in the Commonwealth of Pennsylvania. TENANT may self-insure Workers' Compensation Insurance so long as it is at all times in compliance with Pennsylvania Law and TENANT provides LANDLORD at all times with proper evidence of such compliance. All such insurance (other than Workers' Compensation Insurance) shall name as the insured parties LANDLORD and TENANT, as their respective interest may appear. (LANDLORD shall be named as insured party on property damage coverage and as additional insured party or named insured party on liability coverage.)

6.03. Insurance Claims. Subject to the provisions of Section 6.06, infra, insurance claims by reason of damage to or destruction of any portion of the leased property shall be adjusted by TENANT, but no settlement of a claim in excess of Ten Thousand ($10,000.00) Dollars may be reached without the reasonable consent in writing of the LANDLORD, and all insurance proceeds payable by reason of such damage or destruction in excess of $10,000.00 shall be deposited with a Bank satisfactory to LANDLORD and TENANT as Trustee for LANDLORD and TENANT, to be disbursed to TENANT subject to approval of Mortgagees, upon compliance by TENANT with the requirements of this Lease relating to the matter for which such proceeds are paid.

6.04. Insurance Policies. TENANT shall deliver to LANDLORD, before the commencement date, the original policies for insurance (or proper endorsements or certificates thereof) required in Section 6.01, evidencing all the insurance which TENANT is required to maintain hereunder. Within thirty (30) days prior to the expiration of any such insurance, TENANT shall deliver original policies or endorsements evidencing the renewal of such insurance. If TENANT fails to effect, maintain or renew any insurance required by Section 6.01, to pay the premium therefor, or to deliver to LANDLORD any such policies, endorsements or certificates, LANDLORD may, at its option, after ten (10) days written notice, procure such insurance. Any sum expended by LANDLORD to procure such insurance shall be additional rent hereunder which shall be due on the date it is paid by LANDLORD.

6.05. Separate Insurance. TENANT shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article VI, unless LANDLORD is included therein as a named insured, with loss payable as herein provided; and TENANT shall immediately notify LANDLORD whenever any such separate insurance is obtained and shall deliver to LANDLORD the policies, endorsements or certificates evidencing the same.

6.06. Casualty. If the entire leased property or any part thereof is damaged or destroyed by fire or other casualty, to the extent of twenty-five (25%) per cent or more of the leased property, LANDLORD may, at its option, terminate the lease or restore the leased property. If less than twenty-five (25%) per cent casualty, TENANT shall repair, and the Lease shall remain in full force and effect. If LANDLORD so elects to terminate, TENANT may, either (a) exercise its option to purchase; (b) terminate the Lease within thirty (30) days thereof by written notice thereof, payment to LANDLORD of all rents and charges then due or which are required to satisfy the debts incurred by LANDLORD for benefit of the TENANT, and payment to all governmental bodies of taxes and assessments then due or owing; or (c) restore the Leased Property and continue the Lease.

In the event of damage or destruction of twenty-five (25%) percent or more of the leased property, then distribution of the proceeds shall be as follows:

(a) If LANDLORD rebuilds, the proceeds shall be paid to LANDLORD therefor (and any excess proceeds shall be payable to TENANT subject to the rights of the Mortgagees);

(b)      If TENANT rebuilds, then proceeds shall be paid to TENANT therefor;

(c) If TENANT exercises its option to buy, then proceeds shall be paid to TENANT;

(d) If the Lease terminates and TENANT doesn't exercise its option to buy, then proceeds shall be paid first to Mortgagees to reduce the debt, then to LANDLORD.

6.07. Special Provisions. Notwithstanding the provisions of paragraph 6.06 of this Lease, TENANT acknowledges that LANDLORD is agreeing to pay up to One Million Seven Hundred Twenty Seven Thousand Five Hundred and no/100 ($1,727,500) Dollars for acquisition of the premises and for specified improvements to the property, for which the rental due under this Lease is partial security and the means of repayment of any debt undertaken by LANDLORD. In the event that, for any reason, TENANT vacates the premises before such debt is repaid, TENANT shall continue to make such payments as are necessary to repay the debt, or if said debt is accelerated by reason of TENANT's vacancy of the leased property, TENANT shall pay to LANDLORD, upon demand, all sums needed by LANDLORD to repay the said debt remaining unpaid at the time of said vacancy (whether such vacancy is occasioned by default or otherwise). LANDLORD covenants and agrees to apply the specified portion of each rental payment to reduction of the debt (and interest thereon) incurred on behalf of TENANT promptly as each payment becomes due. If LANDLORD fails to make such payments in a timely manner to reduce the debt (and interest thereon) as aforesaid, then upon notice to LANDLORD by TENANT, TENANT may make such payments directly to the holder or holders of such debt and deduct said payments from amounts due to LANDLORD as rent hereunder.

VII.     Impositions.
7.01. Taxes and Other Impositions. TENANT shall pay promptly, when due and payable, the following items (collectively, the "impositions") all taxes, assessments (including, without being limited to, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof; however, if such assessments are payable in installments, only those installments falling due during the term of this Lease or any exercised renewal hereof shall be payable by TENANT, and TENANT may not create or negotiate any imposition of installments which exceed the term of this Lease or any exercise renewal hereof without the consent of LANDLORD, which consent may not unreasonably be withheld), ground rents, water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and any governmental authorization fees and charges, whether general or special, of every character (including all interest and penalties thereon), which at any time during the term hereof may be assessed, levied, confirmed or imposed on or with respect to or be a lien upon (a) the leased property or any part thereof or any estate, right or interest therein; (b) any occupancy, use or possession of or activity conducted on the leased property or any part thereof (excluding income, franchise and similar taxes of LANDLORD); (c) any rent, insurance hazard assessment or other sums payable by TENANT to LANDLORD hereunder; (d) this Lease or the leasehold estate hereby created; (e) the earnings or receipts from the use or occupancy of the leased property; and/or (f) all charges for water, gas, heat, light, telephone, television, electricity, power and other utility and communication services used on or about the leased property. If the commencement date of this Lease does not coincide with the date when such tax or imposition is imposed then such taxes or impositions, when not levied or imposed solely by reason of TENANT's use or occupancy of the premises, shall be apportioned according to the fiscal period covered by such tax or imposition. LANDLORD represents that there are (as of the date of signing of this Lease) no unpaid taxes or assessments upon the premises, or to LANDLORD's actual knowledge, contemplated to be assessed upon the premises.

7.02. Tax Returns. TENANT, at its expense, shall prepare and file all tax reports required by governmental authorities which relate to the impositions. Before the due date or penalty date (when applicable) of real estate taxes, TENANT shall deliver to LANDLORD original receipts showing the payment of all real estate taxes on the leased property for the year in which that day falls. TENANT shall also deliver to LANDLORD such other receipts, returns and other evidence of payment of impositions as LANDLORD may reasonably require.

7.03. Tax Contests. Notwithstanding anything to the contrary hereinabove contained, TENANT shall have the right to contest any of the aforesaid impositions, provided that TENANT shall have paid to or deposited with the taxing authority (when such authority requires) the full amount of the contested item, together with penalties, fines and interest and such contest shall not jeopardize LANDLORD's interest in the leased property. LANDLORD (at TENANT's sole expense and when able so to do under the Law) shall reasonably cooperate with TENANT in its contest.

7.04. Apportionment of Imposition. If the leased property is not separately assessed for tax purposes or if the leased property is only part of a building or other property which is covered by an imposition, and the amount of the tax or other imposition attributable to the leased property is not stated or broken down by the taxing authority or body, TENANT shall pay that portion of such tax or other imposition which bears the same ratio to the total imposition as the fair market value (for tax imposition purposes) of the leased property bears to the total fair market value of the premises subject to the imposition, or the use or frontage (when appropriate) by the leased premises bears to the total use or frontage subject to the imposition.

VIII.    Utilities.
8.01.Tenant's Responsibility. TENANT shall be solely responsible for and promptly pay all charges for heat, water, gas, electricity, television, telephone, sewer and any other utility or services used or consumed in or on the leased property.

IX.      Public and Private Regulations.
9.01. Governmental Regulations. TENANT shall, at its expense, comply with all governmental regulations affecting the leased property or any part thereof, or the use thereof, including, without being limited to, those which require any structural, unforeseen or extraordinary changes to the leased property and those which involve a change of rule or regulation of a governmental body or a limitation on the use and enjoyment of the leased property. TENANT shall, at its expense, procure, maintain and comply with all licenses and other authorizations required for its use of the leased property.

9.02.Private Restrictions. TENANT shall, at its expense, observe the requirements of all insurance policies and the provisions of all contracts, agreements and restrictions set forth in or reasonably contemplated by this Lease affecting the leased property or any part thereof or the ownership, occupancy or use thereof.


9.03.Conduct of Tenant. As between LANDLORD and TENANT, TENANT shall bear sole responsibility for violations of and/or compliance with regulations and order of the Occupational Safety and Health Administration (OSHA), Pennsylvania Department of Environmental Resources (PA DER), and similar governmental bodies relating to the health, safety and welfare of its premises, employees and the effect of same upon the surrounding community. TENANT affirmatively agrees to comply with those conditions and regulations of Pennsylvania Department of Commerce attached hereto or otherwise referred to in Exhibit E.

X.       Assignment and Subletting.
10.01. Prohibition. TENANT shall not assign, mortgage or pledge this Lease in whole or in part, sublet the leased property or any part thereof, or permit any other person, corporation or entity to occupy the leased property or any part thereof without written consent by LANDLORD and its Lenders, taking into account the financial position of the resulting assignee or sublessee, and any and all unpaid obligations assumed by LANDLORD on behalf of TENANT. This prohibition against assignment or subletting shall include a prohibition against assignment or subletting by operation of law.

10.02. Consent. Any consent by LANDLORD to an assignment or subletting, which shall not be unreasonably withheld, shall not constitute consent to any subsequent assignment or subletting, and the collection of rent from any assignee or subtenant shall not constitute a waiver of any requirements hereof. Notwithstanding any assignment or sublease, TENANT shall remain fully liable on this Lease as a principal, as if no such assignment or sublease has been made.

XI.      Condemnation.
11.01. Assignment of Award. TENANT hereby irrevocably assigns to LANDLORD any award or payment to which TENANT may be or become entitled by reason of any taking of the leased property or any part thereof, in or by condemnation of other eminent domain proceedings or by reason of the temporary requisition of the use or occupancy of the leased property or any part thereof, by any governmental authority, civil or military, except for any award payable to TENANT, which does not reduce or affect the award payable to LANDLORD, for the taking of Tenant's trade fixtures (as contemplated by Section 5.01 of this Lease) or for Tenant's moving expenses or business dislocation damages. Any award payable under this Article to LANDLORD shall reduce the option price under
Article II by being applied by LANDLORD to reduction of the outstanding debts, interest and charges thereon.

11.02. Termination of Lease. If all or any part of the leased property is permanently taken by condemnation or eminent domain, and the portion of the leased property remaining, if any, cannot be used for uses permitted to TENANT immediately prior to the taking, and to the same extent as was performed on the leased property prior to the taking by condemnation of eminent domain, TENANT may exercise its Option to Purchase pursuant to Section 2.04 of this Lease or may terminate this Lease by written notice to LANDLORD as of the date on which the condemning authority enters into possession of the leased property; however, if TENANT so terminates this Lease, TENANT must, within five (5) days of the date of termination, pay to LANDLORD all rents and charges then due or which are required to satisfy all debts of LANDLORD incurred on behalf of TENANT, and TENANT must pay to all governmental bodies the balance of taxes and assessments then due (and of all installments falling due after the termination date) subject to adjustment or proration by reason of the taking and/or termination of use. After the date of termination hereunder, LANDLORD and TENANT have no obligation to each other beyond those which shall have accrued prior thereto. In the event that the Lease does not terminate hereunder, rent shall abate in accordance with any reduction in Landlord's obligations incurred on behalf of TENANT.

If in the event of condemnation, that TENANT exercises its Option to Purchase, then TENANT shall (as between LANDLORD and TENANT) be entitled to recover all applicable condemnation damages and LANDLORD shall be entitled to recover those damages suffered by it as Seller (e.g. diminished land proceeds).

11.03. Other Takings. If the use or occupancy of the leased property shall be temporarily requisitioned by any governmental body, this Lease shall continue in full effect. The taking by condemnation or eminent domain of any part of the common areas other than the leased property shall have no effect whatever upon this Lease or the rent payable hereunder.

XII.     Defaults and Remedies.
12.01. Events of Default. Any of the following occurrences or acts shall constitute an event of default under this Lease: (a) if TENANT, regardless of the pendency of any bankruptcy or other proceedings which have or might have the effect of preventing TENANT from complying with the terms of the Lease, shall:
(i) fail to pay any rent or other sum herein required to be paid by TENANT, or maintain insurance, within ten (10) business days after LANDLORD shall have given notice of such failure to TENANT, or (ii) fail to observe or perform any other covenant or agreement herein contained for thirty (30) days after LANDLORD shall have given to TENANT notice of such failure, provided, however, that if the nature of the default is such that it cannot be reasonably cured within the thirty (30) day period, TENANT shall not be in default if TENANT shall, within such period, commence to cure and thereafter use all reasonable efforts to prosecute the same to completion (and TENANT shall and hereby does indemnify LANDLORD against any claim or loss resulting from said failure or delay); (b) if TENANT shall file a petition in bankruptcy, or for reorganization, under any present or future state or federal bankruptcy or similar law, or for any arrangement pursuant to any present or future federal or state bankruptcy law or similar law, or if TENANT shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due; (c) if any involuntary petition proposing the adjudication of TENANT as a bankrupt or its reorganization shall be filed in any court and shall not be discharged or denied within ninety (90) days after the filing thereof; (d) if a receiver, trustee or liquidator of TENANT or of all or substantially all of the assets of TENANT or of the leased property shall be appointed in any proceeding brought by TENANT, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against TENANT and shall not be discharged within ninety (90) days after such appointment, or TENANT shall consent to or acquiesce in such appointment; (e) if the leased property shall have been vacated or abandoned;
(f) if TENANT shall be liquidated or dissolved or bring proceedings toward its liquidation or dissolution; (g) if the estate or interest of TENANT in the leased property or any part thereof shall be levied upon or attached in any proceeding, and such levy or attachment is not reasonably contested or satisfied and such levy or attachment is not promptly stayed as a result thereof; (h) if TENANT removes or attempts to remove any goods or property from the leased property other than in the ordinary and usual course of business (exclusive of relocation of equipment and materials among Tenant's plants which is not intended to constitute a general abandonment of the use of the leased property);
(i)if TENANT shall default in any document in which LANDLORD shall have guaranteed the performance of TENANT (TENANT shall and hereby agrees to hold harmless LANDLORD, its successors or assigns, for damages caused thereby by such default); or (j) if TENANT in any way permits (or represents to any person or body that it permits) any other person or body to obtain rights in this leasehold superior to those of the LANDLORD.

12.02. Performance by Landlord. If an event of default shall have occurred, and is continuing, LANDLORD may perform the defaulted obligation of TENANT, and within ten (10) days of receipt of notice thereof all costs and expenses of such performance, including reasonable attorneys' fees, shall be due as additional rent on the respective dates they are incurred. No such performance by LANDLORD shall cure the event of default or relieve TENANT from any obligation hereunder, however, LANDLORD agrees that it will give TENANT reasonable - generally ten
(10) days' notice of default (except in case of emergency) and TENANT shall have reasonable opportunity to cure such default before LANDLORD incurs any expenses to do so.

12.03. Acceleration of Rent. If an event of default shall have occurred, TENANT agrees that thereupon, whether or not this Lease shall have been terminated, at the option of LANDLORD, the entire minimum rent for the balance of the term hereof, all other sums payable hereunder, and all costs and commissions provided at law shall become due and payable as if by the terms of this Lease they were payable in advance, in addition to all rent and other sums then due. In the event that acceleration is demanded, TENANT may exercise its option to purchase the premises and improvements with fifteen (15) days of notice of acceleration.

12.04. Termination of Lease. If an event of default shall have occurred, LANDLORD, may, at its option, terminate this Lease by giving notice thereof to TENANT. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on the date specified in such notice, and all rights of TENANT hereunder shall expire and terminate; but TENANT shall remain fully liable for all its obligations hereunder. (Upon notice to TENANT of termination hereunder, TENANT may exercise its option to Purchase under Section
2.04 of this Lease provided, however, that the option must be exercised on or before the termination date specified in the notice).

12.05 Reentry. If an event of default shall have occurred, LANDLORD may, subject only to TENANT'S Option to Purchase set forth in 2.04, (to the extent permitted by applicable law), at its option and whether or not this Lease shall have terminated, (a) require TENANT, immediately to surrender the leased property to LANDLORD; (b) reenter and repossess the leased property or any part thereof by force, summary proceedings, ejectment or otherwise; and (c) remove all persons and property therefrom. LANDLORD and any agent of LANDLORD shall not be liable for or by reason of any such entry, repossession or removal.

12.06. Reletting. At any time or from time to time after repossession of the leased property or any part thereof, whether or not this Lease shall have terminated, LANDLORD may (but shall not be reasonably obligated to) relet the leased property or any part thereof, without notice to TENANT, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as LANDLORD, in its absolute discretion, may determine. LANDLORD shall not be responsible or liable for any failure to relet the leased property or any part thereof or for any failure to collect any rent due upon any such reletting. LANDLORD may repair or alter the leased property in such manner as LANDLORD may deem necessary or advisable. TENANT agrees to pay to LANDLORD as additional rent, upon demand, all expenses incurred by LANDLORD in obtaining possession of, repairing and reletting the leased property, including, without being limited to, fees of attorneys, architects, agents and brokers and any other expenses or commissions. LANDLORD agrees to apply such proceeds as are obtained first to repayment of its expenses incurred under this Section 12.07, then to TENANT'S other obligations under this Lease.

12.07. Continuing Liability of Tenant. No expiration or termination of this Lease pursuant to this Article XII, and no repossession or reletting of the leased property or any part thereof shall relieve TENANT of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting. In the event of any termination of this Lease or repossession of the leased property or any part thereof, TENANT shall, until the end of what would have been the term of this Lease in the absence of such termination or repossession, whether or not the leased property or any part thereof shall have been relet, be liable to LANDLORD for, and shall pay to LANDLORD, the rent and other sums which would be payable under this Lease by TENANT in the absence of such termination or repossession, less the net proceeds, if any, of any reletting effected pursuant to Section 12.06 hereof, after deducting from such proceeds all LANDLORD is reasonable costs and expenses of restoration in connection with such reletting (including, without being limited, to all repossession costs, brokerage commissions, attorneys' expenses and fees).

12.08.   Copy of Lease.  Either an original counterpart or a copy of this Lease
may be filed in any action brought pursuant to this Article   XII.

12.09. Waivers. TENANT hereby waives to the extent such waiver is effective under applicable law: (a) the right of inquisition on any real estate that may be levied upon to collect any amount due hereunder and does hereby voluntarily condemn the same; (b) any right to a trial by jury in any proceedings brought hereunder.

12.10. Additional Rights of Landlord. No right or remedy conferred upon or reserved to LANDLORD is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law, in equity or by governmental regulation. TENANT acknowledges that time is of the essence, except as otherwise specified herein, in the performance of its obligations under this Lease. Neither the failure of LANDLORD to exercise any right or remedy upon the occurrence of any event of default, nor the failure of LANDLORD to insist at any time upon the strict performance of any covenant or agreement herein shall be construed as a waiver or relinquishment thereof for the future. A receipt by LANDLORD of any rent or other sum payable hereunder while an event of default exists shall not be deemed a waiver of such event of default. The words "enter",, "reenter" and "reentry" as used in this Article XII are not restricted to their technical meanings.

12.11. Expenses. TENANT shall pay to the LANDLORD as additional rent, immediately upon demand, all expenses, including reasonable attorneys' fees, incurred in good faith by LANDLORD in exercising any right or remedy under this
Article XII.

XIII.    Expiration of Term.
13.01. Automatic Expiration. This Lease shall automatically expire and terminate at the end of the term hereof, without any further action by LANDLORD or TENANT. Subject to TENANT'S right to exercise its option under paragraph 2.04 of this Lease, at the expiration or earlier termination of this Lease, TENANT shall peaceably deliver up and surrender possession of the leased property to LANDLORD in the same condition as TENANT has agreed herein to maintain the same during the term hereof, except for losses by casualty when such losses are covered by insurance (repaired, or replaced or paid over to LANDLORD) and takings by eminent domain or otherwise where compensation is paid heretofore stated.

XIV.     Notices.
14.01. Notices. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given by TENANT to LANDLORD pursuant to the terms of this Lease must be in writing and must be given by registered or certified mail, postage prepaid to LANDLORD at its address first above set forth or such other address of which LANDLORD shall have given notice to TENANT. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given by LANDLORD to TENANT must be given, by registered or certified mail (at Landlord's option), addressed to TENANT, at its address first above set forth (or at such other address of which TENANT shall have given notice to LANDLORD) and at the leased property. Any notice to LANDLORD or TENANT shall be deemed to be effective three (3) days after the date on which such notice is deposited in the mail. Copies of all notices to TENANT shall be sent to C-COR Electronics, at the address first above set forth or at such subsequent address of which LANDLORD has had notice.

XV.      Indemnification.
15.01. Indemnification. TENANT agrees to pay and to protect, indemnify and save harmless LANDLORD from and against any and all liabilities, losses, damages, penalties, costs, expenses,, causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused during the term of this Lease, except when resulting from Landlord's negligence, arising from (a) any injury to or death of any person or any damage to property on the leased property or in any manner growing out of or connected with the use, non-use, condition or occupation of the leased property or any part thereof or condition resulting from Tenant's use thereof; and (b) any event of default by TENANT under this Lease. If any action or proceeding be brought against LANDLORD by reason of any such claim, TENANT agrees to resist or defend such action or proceeding by competent counsel and with immediate notice to LANDLORD.


15.02. Exceptions. Except as provided in paragraph 6.07 of this Lease, and notwithstanding any other provision in this Lease to the contrary, TENANT is not obligated, and shall not be obligated, to guarantee or indemnify, or otherwise to pay in any manner whatsoever, any debt incurred by LANDLORD prior to the signing of this Lease nor shall TENANT be obligated to guarantee or indemnify or otherwise to pay in any manner whatsoever any future debt incurred by LANDLORD without TENANT'S express written consent thereof; with the exception of TENANT'S obligation to make any and all payments required to be made by TENANT pursuant to any installment agreement by and between LANDLORD and TENANT, which agreements TENANT acknowledges are to be assigned to LANDLORD's lenders.

XVI.     Miscellaneous.
16.01. Estoppel Certificate. LANDLORD and/or TENANT will, at any time and from time to time, upon at least thirty (30) days prior written request by either party, execute, acknowledge and deliver to the requesting party an affidavit certifying that this Lease is unmodified (or if modified, then specify the modifications) and in full effect, the dates to which the rent has been paid, and that said party is not in default thereunder or, if in default, specifying the nature of the default.

16.02. Entire Agreement. This Lease and the Exhibits attached hereto contain the covenants, promises, agreements, conditions and understandings between LANDLORD and TENANT concerning the leased property; and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them except as set forth herein. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon LANDLORD or TENANT unless it is in writing and is signed by both of them.

16.03. Headings. The headings preceding the text of the various articles and sections of this Lease have been inserted solely for convenient reference and shall not constitute a part of this Lease, nor shall they modify, amend, change or otherwise affect the terms and provisions of this Lease.

16.04. Binding Effect. All of the covenants, conditions, agreements, obligations, and rights contained in this Lease shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto, subject to the aforesaid prohibition against assignment or subletting by TENANT.

16.05. Governing Law. This Lease shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania.

16.06. Severability. If any term or provision of this Lease or an application thereof shall be invalid or unenforceable, the remaining terms and provisions of this Lease and any other application of such term or provision shall not be affected thereby. Each term and provision shall be valid and enforceable to the extent permitted by law.

16.07. Authorization. Attached hereto and labeled Exhibit F are true and properly certified resolutions of the signatories to this Lease evidencing the approval of the respective bodies and incumbencies of the signatory officers.

16.08. Recording. At the request of any party hereto and at its sole expense, either an original of this Lease or a memorandum of the terms and conditions, including Option To Buy, hereunder may be recorded in any office competent to receive and record same.

IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Lease to be executed and their respective seals to be affixed, as of the day and year first above written.

Attest:
Executive Secretary
Mifflin County Industrial Development Corporation
LANDLORD

C-COR Electronics, Inc.
/s/Richard E. Perry
Chairman and CEO


ADDENDUM TO LEASE AGREEMENT

This ADDENDUM TO LEASE AGREEMENT is made this 15th day of November, 1994, and is incorporated into and shall be deemed to amend and supplement a Lease Agreement dated November 10, 1994, between the MIFFLIN COUNTY INDUSTRIAL, DEVELOPMENT CORPORATION ("LANDLORD") AND C-COR ELECTRONICS, INC. ("TENANT")

WHEREAS,  the parties hereto have entered into a lease Agreement dated
November 10, 1994, ("Lease Agreement") whereby Landlord has agreed to lease to Tenant a parcel of real estate situated in Armagh Township, Mifflin County, Pennsylvania, containing approximately 19 acres, together with all buildings, structures and other improvements as more particularly described in Exhibit A- I and A-2 of the Lease Agreement, and

WHEREAS, the parties wish to supplement the terms of the Lease Agreement;

NOW THEREFORE, for good and valuable consideration, the parties agree that the Lease Agreement shall be supplemented as follows:

I . In addition to the representations, warranties and covenants made by Tenant in the Lease Agreement, Tenant further represents, warrants and covenants with Landlord as follows:

(a) Tenant now has and will continue to have all Environmental Permits (as hereinafter defined) necessary for the conduct of the businesses and operations of Tenant;

(b) Tenant conducts and will continue to conduct the businesses and operations of Tenant in material compliance with all applicable Environmental Laws (as hereinafter defined) and Environmental Permits,

(c) There does not exist, nor will Tenant permit to exist, any event or condition that requires or is likely to require Tenant under any Environmental Law to pay or expend funds by way of fines, judgments, damages, cleanup, remediation or the like in an aggregate amount, the payment of which could reasonably be expected to interfere substantially with normal operations of Tenant or materially adversely affect the financial condition of Tenant;

(d) Each of them shall comply with all laws and all private covenants which at any time are applicable to the leased property, and shall comply with the requirements of all policies of insurance required by Landlord and of the insurers under such policies. Tenant shall keep, or cause to be kept in full force and effect all licenses, permits and governmental authorizations and agreements necessary or desirable for the ownership, occupancy, operation, management or use of the leased property. Tenant shall preserve and maintain unimpaired any and all easements, rights-of-way, appurtenances and other interests and rights constituting any portion of the leased property;

(e) Tenant shall notify Landlord promptly upon becoming aware of any pending or threatened proceeding, suit, Investigation, allegation or inquiry regarding any alleged event or condition that, if resolved unfavorably to Tenant or any subsidiaries or affiliates of Tenant is likely to cause Tenant or any of its subsidiaries or affiliates under any Environmental Law to pay or expend funds by way of fines, judgments, damages, cleaning, remediation or the like; and

(f)  Tenant  shall  provide  at  Tenant's   cost,   upon  request  by  Landlord,
certifications,   documentation,  copies  of  pleadings  and  other  information regarding the above, all in form and content satisfactory to Landlord.

Landlord and its agents and representatives shall have the right at any time, whether or not any event of default has occurred, and at its sole option and discretion, without notice, to enter and visit the leased property for the purpose of observing Tenant's business activities. Landlord is under no duty, however, to visit or observe the leased property, and any such acts by Landlord shall be solely for the purposes of protecting the leased property and preserving Landlord's rights under the Lease documents executed and delivered in connection with the Lease, if any. No site visit or observation by Landlord shall result in a waiver of any default of Tenant or impose any liability on Landlord. In no event shall any site visit or observation by Landlord be a representation that Hazardous Substances are or are not present in, on, or under the leased property, or that there has been or shall be compliance with any Environmental Law. Neither Tenant nor any other party is entitled to rely on any site visit or observation by Landlord, nor on any statements, representations, or any other comments made by Landlord to Tenant or any other party with respect to any Hazardous Substances or any other adverse condition affecting the leased property. Landlord owes no duty of care to protect Tenant or any other party against, or to inform Tenant or any other party of, any Hazardous Substances or any other adverse condition affecting the leased property. Landlord shall not be obligated to disclose to Tenant or any other party any report or findings made as a result of, or in connection with, any site visit or observation by Landlord, nor on any statements, representations or any other comments made by Landlord to Tenant or any other party with respect to any Hazardous Substances or any other adverse condition affecting the leased property. Landlord owes no duty of care to protect Tenant or any other party against, or to inform Tenant or any other party of, any Hazardous Substances or any other adverse condition affecting the leased property. Landlord shall not be obligated to disclose to Tenant or any other party any report or findings made as a result of, or in connection with, any site visit observation by Landlord.

Tenant hereby agrees to indemnify and to hold Landlord harmless from and against, any and all liability, loss, damage, cost and expense, including but not limited to attorneys' fees including the reasonable estimate of the allocated cost of in-house counsel and staff), directly or indirectly arising out of or attributable to (1) the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Substance(s) on, under, or about the leased property or in connection with or resulting from Tenant's operations; (11) any alleged obligation on Tenants part to perform or discharge any obligation with respect to the leased property; or (111) events which involve the leased property. Landlord shall have no obligation or liability by reason of this Addendum to Lease (or the liens or security interests in the leased property granted hereby) or arising out of the leased property, nor shall Landlord be required or obligated in any manner to perform or fulfill any obligations of Tenant with respect to the leased property. The provisions of this Paragraph 10 shall survive repayment of all obligations of Tenant to Landlord.


2.       As used in this Addendum to Lease

(a) "Environmental Law" means any federal, state or local environmental law, statute, regulation, rule, ordinance, court or administrative order or decree, or private agreement or interpretation, now or hereafter in existence, relating to the use, handling, collection, storage, treatment, disposal or otherwise of Hazardous Substances, or in any way relating to pollution or protection of the environment.

(b) "Environmental Permit" means any federal, state or local permit, license or authorization issued under or in connection with any Environmental Law.

(c) "Hazardous Substances" includes hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants, and toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, or any state or federal law or local ordinance relating to hazardous substances now or hereafter in existence, and in any regulations promulgated thereunder.

(d) Any term not otherwise defined in this Addendum shall have the meaning provided to it in the Lease Agreement.

3. Except as expressly supplemented by this Addendum, the Lease Agreement shall remain in full force and effect.

WITNESS the due execution hereof with intent to be legally bound.

ATTEST:
Executive Secretary
MIFFLIN COUNTY INDUSTRIAL
DEVELOPMENT CORPORATION (Landlord)

C-COR ELECTRONICS (Tenant)
/s/Richard E. Perry
Chairman/CEO

EXHIBIT A - DESCRIPTION OF PREMISES
Situated in the Township of Armagh, County of Mifflin and Commonwealth of
Pennsylvania:

ALL that certain parcel of land situate in the Old Mifflin County airport location to the East of the public highway known as US Route No. 322 between Milroy on the North and Reedsville on the South, in Armagh Township, Mifflin County, Pennsylvania, bounded and described as follows:

BEGINNING at an iron pin found at the northeastern corner of the premises within described, at the southern side of a public right of way known as Progress Avenue, corner of lands now or formerly of PML Group, said pin being South 68 24' 40" E, 1500 feet from a point in the eastern right of way line of said highway; thence along lands of PML Group and Reed Hall, S 22 18' 48" W, 930.21 feet to a set iron pin; thence along lands of Grantors, and now or formerly of John H. Miller, N 67 24' 31" W, passing through an iron pin found at 213.03 feet, a total distance of 413.03 feet to another found iron pin at corner; thence along lands of said Miller, S 22 35' 29" W, 400 feet to an iron pin set in the northern line of a public street known as Royal Street; thence along the northern side of Royal Street, N 67 24' 31" W, 335.03 feet to an iron pin set at the corner; thence alone residue lands of Grantor, N 22 18' 56" E, 1317.10 feet to a point in the southern side of Progress Avenue; thence along the southern side of Progress Avenue, S 68 24' 40" E, 750 feet to an iron pin, the place of beginning; and containing 19.0 acres and being identified and described as Parcel No. 1 in a plan of survey of Samuel P. Sherman, P.L.S., dated 2/17/86 and also being identified as Mifflin County Tax Assessment No. 12-06-IOOS.

EXHIBIT B
ARMAGH TOWNSHIP SUPERVISORS
MIFFLIN COUNTY
P.O. BOX 396
MILROY, PENNSYLVANIA 17063

November 10, 1994

Mifflin County Industrial
Development Corporation
1 Belle Avenue
Lewistown, PA 17044

Attention: Mr. Robert Postal
Dear Mr. Postal:

This is to advise you of the following:

1.       As of this date, Armagh Township does not have a zoning ordinance.
We agree that the use of the property is acceptable for manufacturing purposes.

2. The premises is not located in the 100 year flood plain.
If you need any clarification of the above, call me.
Sincerely,
/s/Brenda E. Aumiller, Secretary
ARMAGH TOWNSHIP SUPERVISORS
EXHIBIT C

ACKNOWLEDGMENT OF COMMENCEMENT DATE

Intending to be legally bound hereby, Landlord and Tenant hereby covenant and agree that the Commencement Date of the foregoing Lease/Option to Purchase Agreement is November 15,1994. IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed and their respective seals to be affixed, this 10th day of November, 1994.

Tenant: C-COR Electronics, Inc.
/s/Richard E. Perry
Chairman/CEO
Attest:
/s/Jack B. Andrews
Secretary
Landlord:  Mifflin County Industrial Development Corporation